ARTICLES OF ORGANIZATION
                               OF
                            SPM, LLC

     Under Section 203 of the Limited Liability Company Law of the State of New York

         THE UNDERSIGNED, being a natural person of at least eighteen
(18) years of age and acting as the Organizer of the limited liability company (the "Company") hereby being formed under Section 203 of the Limited Liability Company Law of the State of New York
(the "LLCL"), certifies that:

FIRST:   The name of the Company is

                            SPM, LLC

         SECOND: The county within the State of New York in which the principal office of the Company is to be located is SUFFOLK

     THIRD:   In addition to the events of dissolution set forth
in 701 of the LLCL, the latest date on which the Company may dissolve is 12/31/2050

         FOURTH: The Secretary of State is designated as the agent of the Company upon whom process against the Company may be served.
The post office address within or without the State of New York to which the Secretary of State shall mad a copy of any process against the Company served upon such Secretary of State is C/O SAM WEISSMAN 575 LEXINGTON AVE., STE. 410, NY, NY 10022

     FIFTH:The Company is to be managed by ONE OR MORE MEMBERS

         IN WITNESS WHEREOF, I have subscribed these Articles of
Organization and do hereby affirm the foregoing as true under penalties of perjury, this 04/01/99.


                     /S/ SHARON BABALA
                         SHARON BABALA
                         Sole Organizer
                         c/o BLUMBERGEXCELSIOR
                         CORPORATE SERVICES, INC.
                         488 Broadway, Suite 106
                         Albany, NY 12207

                    MEMBERS CERTIFICATION
                           SPM, LLC

The undersigned certify as follows:

1.   We are the sole members (the "Members") of SPM, LLC, a New
     York limited liability company (the "Company").

2. The name, address and interest of each member of the Company is as follows:


Name of Member              Address of Member           Percent Interest

Samuel Weissman             575 Lexington Avenue,
                            New York, N.Y. 10022                25

Paul Elliott                4747-29 Nesconset Highway,
 c/o Prudential Long        Port Jefferson Station,
 Island Commercial          New York                            25


Mark McAvoy                 16 Forrest Court,
                            Oyster Bay Cove, New York           25

Dover Investments
Corporation                100 Spear Street,
                           San Francisco, California            25


3. The Company's Articles of Organization were filed with the New York State Department of State on March 30, 1999. Said
     Articles of Organization have not been amended.

4. The Operating Agreement of the Members, together with all amendments thereto, as in effect on the date hereof, is annexed hereto as Exhibit B.

5.   The Members hereby unanimously agree that Samuel M. Weissman
     (Weissman)and Paul Elliott (Elliott) shall have full power and authority on behalf of the Company to:

     a.   Borrow $6,750,000 and obtain credit from JDI Coram LLC
          (the "Bank") on such terms and conditions as Weissman shall negotiate with the Bank;

     b. Grant a security interest in or lien upon and mortgage, pledge or assign and deliver, as security for money borrowed or credit obtained by this Company, all or any portion of the assets and personal property now owned or hereafter acquired or created by the Company on such terms and conditions as Weissman shall negotiate with the Bank; including without limitation a mortgage upon the Shopping Center owned by the Company located at the intersection of Route 112 and Route 25 in Coram, New
          York;

      c. Consent to extensions, renewals, changes in terms regarding credit given by the Bank to the Company, and to waive any right to notices of any kind.

6. The Members hereby unanimously agree that Weissman and Elliott are authorized to execute and deliver all applications, statements, notes, drafts, security agreements, hypothecation agreements, financial statements, financing statements, mortgages, pledges, subordination agreements, assignments and other instruments (the foregoing shall be collectively referred to herein as the "Loan Documents"), in such form or forms, and containing such terms, provisions and conditions, as may be required by the Bank, and to perform any and all other acts,including (without limitation) the delivery of collateral, and to pay all such fees and expenses as in Weissman's judgment shall be necessary, proper or advisable in order fully to carry out the intent and to accomplish toe purpose hereof.

7. We further certify that the execution, delivery and performance of the Loan Documents by the Company will not violate any provision of the Articles of Organization, the Operating Agreement, any existing law or regulation, or any order or decree of any court, arbitrator, governmental authority, bureau or agency,and will not violate, or cause the default under, any provision of any mortgage,indenture, note, instrument, contract or other agreement to which the Company is a party or which is or purports to be binding upon the Company, or any of its property or assets, and will not result in the creation or imposition of any lien,charge or encumbrance on, or security interest in, any of such properties pursuant to the provisions of such mortgage, indenture, note, instrument, contract or other agreement.

8.   Dated: October 20, 1999
                             MEMBERS:
                             /s/Samuel Weissman
                             Samuel Weissman

                             /s/Paul Elliott
                             Paul Elliott

                             /s/Mark McAvoy
                             Mark McAvoy

                             /s/Lawrence Weissberg
                             Lawrence Weissberg
                             Dover Investments Corporation

                 CERTIFICATE AS TO RESOLUTIONS


              We,Samuel Weissman, Paul Elliott,Mark Mcavoy and Dover Investments Corporation the sole members of SPM, LLC (hereinafter calle the "Company or Borrower"), hereby certify, as follows:

              1. At a Special Meeting of the Company, duly held on September 29, 1999, at which a quorum as prescribed by law was present and voting throught, the following recitals and resolutions were unanimously adopted and the same have not been revoked, cancelled, annulled or amended in any manner and are in full force and effect on the date of this Certificate.

              WHEREAS,Samuel Weissman, Paul Elliott, Mark McAvoy and Dover Investments Corporation (hereinafter the "Members") are the sole members of SPM, LLC a New York limited liability company;

              WHEREAS,Borrower seeks to borrow $6,750,000 from Lender to be secured by, inter alia, a mortgage upon premises constituting a shopping center owned by the Company located at the intersection of Route 112 and Route 25 in Coram, New York;

              WHEREAS,Lender has agreed to make a $6,750,000 loan to Borrower (hereinafter the "Loan").

              "NOW, THREFORE, be it

              RESOLVED that any and all acts of Samuel Weissman to the date of this meeting in connection with the transactions referred to in the preceding recitals are hereby in each and every ratified, confirmed, adopted and approved as the acts of the Company;

              RESOLVED that the Company, in order to obtain the Loan from Lender, executed and deliver, to the Lender, such Loan Documents and such other documents, instruments and certificates as may be necessary or appropriate to enable Borrower to obtain the Loan and to conculed the Loan transaction;

              RESOLVED that Samuel Weissman and Paul Elliott, be empowered and have full power and authority to execute on behalf of the company all documents necessary in order to enable the Company to obtain the Loan and to conclude the Loan transaction.


              2. The execution and delivery by the Company, of the Loan Documents or any other instrument or document authorized in the actions authorized thereby, will not (i) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the properties or assets of Borrower pursuant to, any agreement or instrument to which Borrower is a party or by which any of its properties is bound, or (ii) conflict with or violate any judgment, order, writ, injunction or decree binding on Borrower.

         3.The undersigned hereby certify that Samuel Weissman, Paul Elliott, Mark McAvoy and Dover Investments Corporation are the sole members of SPM, LLC.

         IN WITNESS WHEREOF, this certificate as to the resolutions of the Company have been signed this 26th day of October 1999.


                                    /s/Samuel Weissman
                                    Samuel Weissman

                                    /s/Paul Elliott
                                    Paul Elliott

                                    /s/Mark McAvoy
                                    Mark McAvoy

                                    /s/Lawrence Weissberg
                                    Dover Invetments Corporation
                                    Lawrence Weissberg





                            SPM, L.L.C.

                        OPERATING AGREEMENT

    AGREEMENT ("Agreement") is made and entered into as of this 26th day of October 1999, by and between the parties who have executed Exhibit "A" attached hereto and forming part hereof, who are all of the Members (the "Members") of SPM, L.L.C., (the "LLC")

                            WITNESSETH

         WHEREAS, the Members have formed the LLC to (i) own, develop, operate, manage, finance, lease, and otherwise deal with real estate and (ii) from time to time to engage in other business or hold other investments which a Limited Liability Company may lawfully engage in or hold; and

WHEREAS, it is the intention of the Members to set forth the respective rights and obligations.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of such consideration being acknowledged, the parties hereto agree as follows:

ARTICLE I
FORMATION, PURPOSES, DURATION

Section 1.1. Formation and Name.

   1.1.01. Formation. The parties hereto have formed the LLC under the laws of the State of New York for the limited purposes and scope set forth in this Agreement.

   1.1.02. Name. The business of the LLC shall be carried on solely under the name of SPM, L.L.C.

Section 1.2. Purposes and Scope of the LLC.

   1.2.01 Purposes. The sole and only purposes of the LLC are: to own, develop, operate, manage, finance, lease, and otherwise deal with real estate at Middle Country Road, Coram, New York, now known as and to be know as the New Century Plaza, and (ii) from time to time to engage in other business or hold other investments which a Limited Liability Company may lawfully engage in or hold. The LLC is specifically authorized to enter into a mortgage loan transaction with the JDI Realty, LLC, the proceeds of winch loan shall be used for the acquisition of the said property and to grant to JDI Realty, LLC a first mortgage lien on the said property.
Section 1.3. Principal Place of Business.

   The principal place of business of the LLC shall be located at c/o Prudential L. I. Commercial Realty, 4747-2 Nesconset Highway,
Port Jefferson Station, New York, 11776, or at such other location as may be approved by the Managers from time to time.

Section 1.4. Term.

   The term of the LLC shall commence as of the date set forth above, and shall continue until terminated in accordance with any other provision of this Agreement, or until the Members agree to its termination.

ARTICLE II
CAPITAL CONTRIBUTIONS, ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 2.1. Capital Accounts.

          Capital Accounts Defined. As used herein, the term "Capital Account" shall mean and refer to the capital account of each Member in the LLC reflecting the value of each cash contribution of such Member to the capital of the LLC as of the date of such contribution. A Capital Account, as defined herein, shall be maintained for each Member and shall be subject to adjustment as hereinafter provided.

Section 2.2. Initial Contribution: Interim Account, Operating
Account.

         Each of the Members shall make the contributions to the LLC as shown on SCHEDULE "A" hereto.

Section 2.3. Additional Capital Contributions.

         In the event additional capital is required for the operation of the business of the Company, beyond the Initial Capital Contribution of each Member, then each Member agrees to contribute a percent thereof equivalent to their respective Membership
Interest. In the event any Member ("Defaulting Member") shall fail to make any capital contribution required from him or it, ("Defaulted Contribution") then the other Members may make the Defaulted Contribution and the amount thereof shall be deemed a loan to the Defaulting Member. If the loan is not repaid within 90 days from its advance, then the paying Members at theirs option, may extend the term of the loan or may acquire a portion of the Defaulted Member's Membership Interest in the Company. The portion of Defaulting Member's interest to be acquired shall be determined as follows:

         The amount of the Defaulted Contribution shall be divided by the Defaulted Members Capital Account and the resulting percentage shall be multiplied by the Defaulted Member's Membership interest. The resulting number shall be the percentage by which the Defaulted Member's interest in the Company is diminished and the Paying Member's interest is increased.

         In any event any distribution otherwise due to a Defaulting Member shall be paid to the paying Member on account of the loan.

Section 2.4. Bank Accounts.

         All funds of the LLC shall be deposited into accounts maintained by the LLC as determined from time to time by the Managers. Checks or withdrawals of funds from such accounts shall require the signature of two Managers. With the consent of the Managers, a representative of the building manager may have sole signatory rights of the accounts of the LLC

Section 2.5. Distributions,

          Distributions to the Members shall be made, from time to time, at the discretion of the Managers, only out of net operating cash flow. Distributions to Members shall be in accordance with the percentages shown on Schedule "A".

Section 2.7. Allocations.

           The profits and losses of die LLC shall be allocated amongst the Members in accordance with their membership interest in the LLC.

ARTICLE III
MANAGEMENT

Section 3.1. Management of the LLC.

   3.1.01. All of the Members of the LLC shall be Managers and they shall serve as Managers until voluntary withdrawal, death or disability. Any two Managers may execute all documents in the name of and on behalf of the LLC, including documents borrowing monies or extending the credit of the LLC or imposing a mortgage or other lien on the real or personal property of the LLC. Any tender to the LLC shall be authorized to rely on the signature of any two Managers.

Section 3.2. Time Devoted to LLC.

   3.2.01. The Members shall each devote such time to the LLC as is reasonably necessary to carry out the provisions of this Agreement.

Section 3.3. Other Business Activities; Disclosure.

   3.3.01. Each of the Members understands that the other Members may be interested, directly or indirectly, in various other businesses and undertakings not included in the LLC. Each Member also understands that the conduct of the business of the LLC may involve business dealings with such other businesses or undertakings. The Members hereby agree that the creation of the LLC and the assumption by each of the Members of their duties hereunder shall be without prejudice to their rights to have such other interests and activities and to receive and enjoy profits or compensation therefrom. The Members may engage in or possess any interest in any other business venture of any nature or description independently or with others.

Day to day management of the property known as New Century Plaza, is by separate management agreement with an outside contractor, Soundview Property Management.

ARTICLE IV
ACCOUNTING

Section 4.1. Books and Records.

    4.1.01. General- At all times during the term hereof, the Managers, shall cause accurate books and records of account to be maintained in which shall be entered all matters relating to the LLC, including all income and expenditures, and liabilities thereof

    4.1.02. Cash Basis. Such books and records of account shall be maintained on a cash basis and shall be adequate to provide any Member with all financial information as may be needed by any Member or any affiliate Of any Member for purposes of satisfying the financial reporting obligations of any Member or his/her or its respective affiliate or affiliates.

    4.1.03. Information to Members. Each Member shall be entitled to any additional information necessary for the Member to adjust his financial basis statement to a tax basis as the Member's individual needs may dictate.

Section 4.2. Location and Rights of Inspection.

   The LLC's books and records of account shall be kept and maintained at all times at the principal place of business of the LLC, or at the place or places approved by the Managers. Each Member and its authorized representatives and any other supervisory or regulatory authority shall have the right to inspect, examine, copy and audit the books, records, files securities, and other documents of the LLC at all reasonable times.

Section 4.3. Fiscal Year.

         The fiscal year of the LLC shall end on December 31 of each year.

Section 4.4. Statements of Financial Condition.

          An annual statement of the financial condition of the LLC and income and cash flow statements (unaudited) shall be prepared in accordance with generally accepted accounting principles and shall be furnished to the Members within ninety (90) days after the close of the fiscal year.


ARTICLE V
INCOME TAX RETURNS, TAX ACCOUNTING,
TAX ELECTIONS

Section 5.1. Preparation of Tax Returns.

         Federal, state and local income tax returns of the LLC shall be prepared by an accountant selected by the LLC. Copies of all tax returns of the LLC shall be furnished for review and approval by each of the Members and the Managers at least thirty (30) days prior to the statutory date for filing, including extensions thereof if any. If the Managers shall fail to approve any such return, an application for extension of time to file shall be timely filed by the Managers.

Section 5.2. Tax Decisions Not Specified.

         Tax decisions and elections for the LLC not provided for herein must be approved by the Managers.

Section 5.3. Notice of Tax Audit.

         Prompt notice shall be given to the Members upon receipt of advice that the Internal Revenue Service intends to examine LLC's income tax returns for any year.

ARTICLE VI
SALE, TRANSFER, OR ENCUMBRANCE

Section 6.1. Right of First Refusal.

         In the event any Member ("Selling Member) desires to sell his Membership Interest in the Company he shall obtain a bona fide written offer ("Bona Fide Offer') from a purchaser ("Bona Fide Offeree") to purchase his interest together with a contract deposit in the amount of not less than five (5%) percent of the sales price. The Selling Member shall give to each Member notice
("Seller's Notice") of Seller's desire to sell his interest to the Bona Fide Offeree which notice shall include a full copy of the bona fide offer. Seller shall provide the other Members with such information regarding the bona fide offeree as the other Members may reasonably request.

         The other Members, or any of them may elect to purchase the Selling Member's Membership interest under the terms contained in the Seller's Notice by so notifying Seller within 21 days of receipt of Seller's Notice. If more than one Member desires to acquire the interest, the purchasing Members shall each have the right to a acquire a portion of the Seller's interest equal to that purchasing Member's percentage interest in the Company calculated as if the Selling Member had no interest.

         If any Member or Members give notice to Seller electing to purchase the Selling Member's interest, then the Selling Member shall sell his interest to such Member or Members, and such Member or Members shall purchase the interest, under the terms contained in the Bona Fide Offer

         If no Member or Members give timely notice (21 days written notice) to Seller electing to purchase the Selling Member's interest, then the Selling Member may sell the interest to the Bona Fide Offeree under the terms contained in the Bona Fide Offer. If the sale to the Bona Fide Offeree is not completed within 6 months of the Seller's Notice, then Seller, prior to completing the said sale, shall give further notice to the other Members and the opportunity to purchase his interest as above provided.

Any sale must have 51% approval of the members.



ARTICLE VII
DEFAULT AND DISSOLUTION

Section 7.1. Events of Default.

          7.1.01. Definitions. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of the Member with respect to whom such event occurs and shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such subparagraphs:

    (a) the failure by a Member to comply with his obligations pursuant to this Agreement which are not cured by such within ten
(10) days after written notice;

    (b) the inability of a Member to continue with its obligations under this Agreement as a result of federal or state regulatory authorities refusing to permit the LLC to carry out its purpose;

    (c) institution by a Member of proceedings of any nature under any laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein person is seeking relief as debtor;

(d) a general assignment by a Member for the benefit of creditors;

    (e) the institution by or against a Member of a case or other proceeding under any section or chapter of Federal or state bankruptcy laws as now existing or hereafter amended or becoming effective which shall not be dismissed within sixty (60) days;

    (f) the appointment of a receiver, custodian, trustee or like officer, to take possession of assets owned by a Member if die Pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said party of any of its or their respective obligations under this Agreement.

    (g) admission by a Member in writing of his or its inability to pay its or his debts as they mature;

    (h) attachment execution or other judicial seizure of any or all of the assets of a Member in an amount more than $25,000 with respect to a Member which has not been bonded or vacated within sixty (60) days from such attachment execution orjudicial seizure;

Section 7.1.02 Remedies in event of Member's Default.

         The occurrence of an event of default by a Member shall constitute an offer to the LLC and to the remaining Members to purchase the Membership Interest of the defaulting Member at an amount equivalent to his capital account.

Section 7.2. Cause of Dissolution.

         The LLC shall be dissolved only in the event that:

    (a) an Event of Default has occurred as provided herein and the non-defaulting Members, after fifteen (15) days written notice to the defaulting Member, elect to dissolve the LLC as provided herein; or

    (b) the Members mutually agree to terminate the LLC; or

    (c) the LLC by its terms as set forth in this Agreement, is terminated; or

    (d) a governmental or quasi-governmental authority having jurisdiction over the LLC or a specific Member refuses to permit the LLC to carry out its purpose.

An election to dissolve the LLC shall not be the exclusive remedy of a non-defaulting parry.

Section 7.3. Procedure in Dissolution and Liquidation.

   7.3.01. Winding up. Upon dissolution of the LLC pursuant to
Section 7.2. hereof, the LLC shall immediately commence to wind up its affairs and the Members shall proceed with reasonable promptness to liquidate the business of the LLC.

   7.3.02. Allocation of Profits. Profits of the LLC following the date of dissolution shall be determined in accordance with the provisions of this Agreement and shall be credited in the same manner as profits of the
LLC would have been credited if there was no termination, dissolution and liquidation.


ARTICLE
MISCELLANEOUS

Section 8.1. Notices.

   8.1.01. Addresses. All notices under this Agreement shall be in writing and shall be delivered by (a) hand delivery; (b) certified or registered mail, postage prepaid, return receipt requested; or
(c) a commercial overnight air courier, airbill prepaid, to the Members at the addresses herein set forth.

   8.1.02. Effective Date of Notices. All notices, demands and requests shall be effective upon delivery, being deposited in the United Sates Mail or depositing with an agent of such overnight air courier service. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided in Subsection 8.1.3 shall be deemed to be receipt of the notice, demand or request sent.

   8.1.03. Changes. By giving to the other parties at least thirty
(30) days written notice thereof in the manner provided herein, the parties hereto and their respective permitted successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses for notices and each shall have the right to specify as its or his address for notices any other address within the United States of America.

Section 8.2. Attorneys' Fees.

   Should any litigation be commenced between the parties hereto or their representatives or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of his or its property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable stun as and for his or its or their attorneys' fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose. 'Me provisions of this paragraph 8.2 shall not apply to any action wising out of a willful tort.

Section 8.3. Validity.

   In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

Section 8.4. Survival of Rights.

    Subject to restriction on right of transfer of Membership interests and designation of Managers, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives and permitted successors and assigns.

Section 8.5. Governing Law.
          This Agreement has been entered into the State of New York and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of that state.

Section 8.6. Waiver.

    No consent or waiver, express or implied, by a Member to or of any breach or default by the other Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of the other Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member in any one instance shall not limit or waive the necessity to obtain such Member's consent in any future instance.

Section 8.7. Remedies In Equity.

          The rights and remedies of any Member hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof Each of the Members confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provisions hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other breach for a breach or threatened breach of any provision hereof it being the intention by this Section to make clear the agreement of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

Section 8.8. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

Section 8.9. Further Assurances.

          Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement,

Section 8.10. Confidentiality.

          The parties hereto shall keep the terms of this Agreement and shall not disclose any such information except (i) pursuant to court order; (ii) as required by law or any regulatory agency;
(iii) in connection with any action or proceeding to enforce its rights in connection with this Agreement or otherwise; or (iv) to their accountants and attorneys. This provision shall survive the termination of this Agreement and the dissolution of the LLC.

Section 8. 11. Representations.

   Each of the parties hereto wan-ants and represents that the other parties, their agents, servants and employees, have made no representation or statement whether oral or in writing, relating to or concerning this
          This Agreement has been entered into the State of New York and all questions with respect to this Agreement and the tights and liabilities of the parties hereto shall be governed by the laws of that state.

Section 8.6. Waiver.

    No consent or waiver, express or implied, by a Member to or of any breach or default by the other Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of the other Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member in any one instance shall not limit or waive the necessity to obtain such Member's consent in any future instance.

Section 8.7. Remedies In Equity.

          The rights and remedies of any Member hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Members confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agree that in the event of a breach or threatened breach of any provisions hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other breach for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

Section 8.8. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

Section 8.9. Further Assurances.

          Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

Section 8.10. Confidentiality.

          The parties hereto shall keep the terms of this Agreement and shall not disclose any such information except (i) pursuant to court order; (ii) as required by law or any regulatory agency;
(iii) in connection with any action or proceeding to enforce its rights in connection with this Agreement or otherwise; or (iv) to their accountants and attorneys. This provision shall survive the termination of this Agreement and the dissolution of the LLC.

Section 8.11. Representations.

   Each of the parties hereto wan-ants and represents that the other parties, their agents, servants and employees, have made no representation or statement, whether oral or in writing, relating to or concerning this
Agreement other than specifically set forth herein.

Section 8.12. Expenses.

          The LLC will pay all expenses incurred with respect to the prosecution or defense of any claim, complaint, action or proceeding or other litigation affecting the LLC arising out of the acts or omissions of the LLC, including (without limiting the generality of the foregoing) all court costs and attorneys' fees, and will reimburse the Mangers for all expenses paid to third parties of the nature described in this paragraph which have been or may be incurred by them with respect to any and all of the transactions contemplated herein.

Section 8.13. Mortgage Loan Commitment

         The LLC hereby ratifies and accepts the terms of a certain mortgage loan commitment dated September 19, 1999 made by JDI Realty LLC to the LLC. The LLC and each of its members further consents to the taking of all further actions as may be deemed necessary or desirable, as determined by Sam Weissman in order to consummate the aforesaid loan transaction. Without limiting the generality of the foregoing, each of the Members of the LLC, hereby authorizes Sam Weissman to act on behalf of the LLC to execute all documentation required to be signed by the LLC, (including, without limitation any evidences of indebtedness and to secure same by mortgage, pledge or other Hen upon the assets of the LLC) in order to obtain the loan and close said transaction.

Section 8.14. Interest Payments/Personal Guarantee

Each member is responsible for their proportionate share of the mortgage interest payment, on or before the first of every month. Any member not making said payment will be diluted in percentage of interest ownership on a dollar per dollar basis, as provided in Section 2.3 hereof. It is agreed and understood that Paul Elliot, Sam Weissman and Mark McAvoy are personally guaranteeing the first mortgage to JDI Realty, Inc. It is agreed and understood that Dover Investments Corporation is not personally guaranteeing the first mortgage. It is agreed and understood that any and all members under this operating agreement are fully responsible for all costs and expenses of the mortgage loan (other then mortgage principal) real estate taxes and operating costs on a proportionate share. In the event payments shall be required on account of mortgage principal no member shall be required to make such payments, but any new member who fails to make such payment shall have his membership interest diminished proportionately as provided in section 2.3 hereof.









                            SCHEDULE A
           MEMBERS, MEMBERSHIP INTERESTS, CONTRIBUTIONS,
                            SIGNATURES

MEMBER                     Capital        Percentage
                           Contribution   Interest      Signature

Mark McAvoy
16 Forest Court
Oyster Bay, NY 11791       $875,000.00      25%         /s/Mark Mcavoy


Paul Elliott
17 Tuthill Ct.
Miller Place, NY 11764     $875,000.00      25%        /s/Paul Elliott


Dover Investments                                      DOVER INVESTMENTS
Corporation                                            CORPORATION
100 Spear Street                                       /s/ Lawrence Weissberg
San Francisco, CA 94105    $875,000.00      25%            Lawrence Weissberg
                                                           President



Sam Weissman
575 Lexington Ave,4th Fl
New York, NY 10022         $875,000.00      25%        /s/Sam Weissman